  As filed with the Securities and Exchange Commission on September 29, 1997
                                                       Registration No. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         _____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         _____________________________

                        ARRIS PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)
                         _____________________________

           DELAWARE                                22-2969941
    (State of Incorporation)            (I.R.S. Employer Identification No.)

                       -----------------------------

                                180 KIMBALL WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 829-1000
         (Address and telephone number of principal executive offices)
                         _____________________________

                                1989 STOCK PLAN
                         _____________________________
                              (FULL TITLE OF PLAN)

                                 JOHN P. WALKER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        ARRIS PHARMACEUTICAL CORPORATION
                                180 KIMBALL WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 829-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ____________________________

                                   Copies to:
                            ALAN C. MENDELSON, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                          PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000
                          ____________________________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES       AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING            AMOUNT OF
    TO BE REGISTERED          REGISTERED              SHARE (1)                 PRICE (1)            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
  Stock Options and
  Common Stock (par            750,000            $10.45 - $15.375           $11,393,310.39             $3,452.51
  value $.001)
======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and aggregate offering prices are based upon (i) $11.52 the average exercise price of 35,782 outstanding options to purchase Common Stock pursuant to Registrant's 1989 Stock Plan and (ii) $15.375, the last sale of Registrant's Common Stock on September 23, 1997, as reported on the Nasdaq National Market.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
    REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-74720, 33-80852, 33-92900,
                            333-00500 and 333-09095

         The contents of Registration Statements on Form S-8 No. 33-74720 filed with the Securities and Exchange Commission on February 1, 1994; Form S-8 No. 33-80852 filed with the Securities and Exchange Commission on June 24, 1994; No. 33-92900 filed with the Securities and Exchange Commission on June 20, 1995; Form S-8 No. 333-00500 filed with the Securities and Exchange Commission on January 22, 1996; and Form S-8 No. 333-09095 filed with the Securities and Exchange Commission on July 29, 1996 respectively, are incorporated herein by reference.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP ("Cooley Godward"), Palo Alto, California. Cooley Godward and certain attorneys in such firm own an aggregate of approximately 16,357 shares of the Company's Common Stock. Alan
C. Mendelson, a partner of Cooley Godward, is a director and the Secretary of the Company.

                                    EXHIBITS

EXHIBIT
NUMBER
5                Opinion of Counsel.

23.1             Consent of Ernst & Young LLP, Independent Auditors.

23.2             Consent of Counsel. Reference is made to Exhibit 5.1.

24               Power of Attorney is contained on the signature page II-1.





                                       1.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on September 29, 1997.


                                       ARRIS PHARMACEUTICAL CORPORATION




                                       By: /s/ John P. Walker
                                         -----------------------------
                                               John P. Walker
                                               President, Chief Executive
                                               Officer and Director




                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Walker and Frederick J. Ruegsegger, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





Signature                                       Title                                 Date
/s/ John P. Walker                              President, Chief Executive            September 22, 1997
---------------------------------------         Officer and Director
         John P. Walker                         (Principal Executive
                                                Officer)




/s/ Frederick J. Ruegsegger                     Vice President and Chief              September 22, 1997
---------------------------------------         Financial Officer
         Frederick J. Ruegsegger                (Principal Financial and
                                                Accounting Officer)





/s/ Brook H. Byers                              Director                              September 22, 1997
---------------------------------------
         Brook H. Byers




/s/ Anthony B. Evnin, Ph.D.                     Director                              September 22, 1997
---------------------------------------
         Anthony B. Evnin, Ph.D.



/s/ Donald Kennedy, Ph.D.                       Director                              September 22, 1997
---------------------------------------
         Donald Kennedy, Ph.D.




/s/ Hans U. Sievertsson, Ph.D.                  Director                              September 22, 1997
---------------------------------------
         Hans U. Sievertsson, Ph.D.



/s/ Vaughn M. Kailian                           Director                              September 22, 1997
---------------------------------------
         Vaughn M. Kailian




/s/ Alan C. Mendelson                           Director                              September 22, 1997
---------------------------------------
         Alan C. Mendelson

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                    DESCRIPTION
 5.1       Opinion of Counsel.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Counsel.  Reference is made to Exhibit 5.1.

24.1       Power of Attorney.  Reference is made to the Signature Page.